1 Q2 2014 EARNINGS CONFERENCE CALL BILL NUTI, CHAIRMAN AND CEO JOHN BRUNO, EVP BOB FISHMAN, CFO July 29, 2014

2 NOTES TO INVESTORS FORWARD-LOOKING STATEMENTS. Comments made during this conference call and in these materials contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that describe or relate to NCR's future plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in these materials include statements about the anticipated growth of NCR's software-related revenue (and the components thereof) and operational gross margins, the costs and expected benefits and results of NCR's recently announced restructuring plan, the expected financial and other benefits from the acquisition of Digital Insight, the future growth and transformation of NCR and its lines of business, the expected benefits of NCR's recently announced voluntary lump sum offer to retirees under its U.S. pension plan, NCR's 2014 financial outlook and NCR's goals for 2014. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR's control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1a "Risk Factors" of NCR's Annual Report on Form 10-K and those factors detailed from time to time in NCR's other SEC reports. These materials are dated July 29, 2014, and NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. NON-GAAP MEASURES. While NCR reports its results in accordance with generally accepted accounting principles in the United States (GAAP), comments made during this conference call and these materials will include the following "non-GAAP" measures: non-pension operating income (NPOI), non-GAAP diluted earnings per share (non-GAAP diluted EPS), free cash flow (FCF), adjusted free cash flow (adjusted FCF), operational gross margin, operational gross margin rate, expenses (non-GAAP), adjusted EBITDA, effective tax rate, non-GAAP net income and constant currency. These measures are included to provide additional useful information regarding NCR's financial results, and are not a substitute for their comparable GAAP measures. Explanations of these non-GAAP measures and reconciliations of these non-GAAP measures to their directly comparable GAAP measures are included in the accompanying "Supplementary Non-GAAP Materials" and are available on the Investor Relations page of NCR's website at www.ncr.com. Descriptions of many of these non-GAAP measures are also included in NCR's SEC reports. USE OF CERTAIN TERMS. As used in these materials, the term "software-related revenue" includes software license, software maintenance, software as a service (SaaS) and professional services revenue associated with software delivery, and the term "recurring revenue" means the sum of SaaS, hardware maintenance and software maintenance revenue. Investors are cautioned that in NCR's prior earnings releases and presentation materials, NCR used the term "software revenue," which does not include professional services revenue associated with software delivery. Therefore software revenue in such releases and presentation materials will not be directly comparable to software-related revenue in these materials. These presentation materials and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together.

3 Q2 2014 FINANCIAL HIGHLIGHTS (1) Post AT&T Spin-off, excluding Teradata. (2) NPOI as a percentage of revenue. REVENUE Q2 2013 Q2 2014 $1.54 billion Up 8% y/y / Up 9% constant currency Recurring revenue up 21%, 42% of total OPERATIONAL GROSS MARGIN Q2 2013 Q2 2014 28.9% 30.0% All-time high operational gross margin of 30.0% NPOI Up 15% y/y All-time high(1) Q2 NPOI margin(2) of 12.7% FREE CASH FLOW Up due to increased net income and improvements in working capital Q2 2013 Q2 2014 $182 million $210 million Q2 2013 Q2 2014 ($21) million $3 million ▪ 18th consecutive quarter of y/y revenue and NPOI growth ▪ 19th consecutive quarter of meeting or beating EPS consensus estimate ▪ Record(1) Q2 NPOI & strong improvement in free cash flow generation $1.66 billion

4 STRONG SOFTWARE-RELATED REVENUE GROWTH Q2 2014 Q2 2013 $36 Q2 • Q2 Software-related revenues up 42% y/y; up 15% excluding Digital Insight • Q2 Professional Services revenue up 20% y/y • Q2 SaaS revenue up 247% y/y; up 17% excluding Digital Insight $446 SaaS Professional Services SW Licenses & SW Maintenance $154 FY 2013 FY 2014e $1,271 $1,775 - $1,825 FY 2012 ($'s in Millions) • On target to generate ~$1.8B in software- related revenue in FY2014 • 2014 estimated software-related revenue growth of 40-44%; up ~11-16% y/y excluding Digital Insight $124 $149 $125 $172 FY $616 $145 $510 $466 $94 $345 ~$725 ~$500 ~$575 $314 $905

5 ($ in Millions) $5,730 $6,750 - $6,850 SOFTWARE-RELATED REVENUE POSITIVELY IMPACTING MARGINS $5,291 $6,123 Operational Gross Margin 22.0% 23.5% 24.9% 26.8% 28.5% ~31% ~900bp from 2009 $4,711 $4,579 Software-Related Revenue Hardware Revenue Other Services Revenue (Hardware Maintenance, Transaction Services) FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 FY 2014e 45% 43% 45% 13% 12% 38% 46% 16% 14% 42% 45% 41% ~41% 43% ~26% 21% ~33% 36%

6 ALIGNING RESOURCES FOR THE NEW NCR Next Step Implementing a restructuring plan to strategically reallocate resources to our highest growth, highest margin revenue streams The timing is right to realign our resources with the new NCR, now that we have the operational assets we need for our future Established a strong track record ▪ Addressing legacy issues ▪ Executing strategic initiatives ▪ Expanding margins Made significant investments ▪ Organic investments ▪ M&A ▪ Strategic alliances Transformed NCR ▪ Hardware to software-driven, hardware-enabled solutions company

KEY RESTRUCTURING INITIATIVES

Product line-up

Proactively 'end-of-life'ing' older commodity hardware product lines that are costly to maintain yet provide little-to-no-return

Services productivity

Moving lower productivity Services positions to our new centers of excellence due to the positive impact of services innovation

Portfolio rationalization

Rationalizing hardware and software product lines to eliminate overlap and redundancy

Focused execution

Reducing layers of management and organizing around Divisions, improving decision-making, accountability and strategic execution

- Expected annualized savings reaching ~$90M by 2016
- Income statement charge of ~$150M to ~$200M, with majority in Q3 2014 and the remainder in Q4 2014 and 2015
- Cash impact of ~$50M in 2014 and ~$50M in 2015

NCR

7

FINANCIAL SERVICES

Q2 2014 Update



Financial Highlights

Revenue

$900M +15% y/y

Operating Income

$137M +44% y/y

Operating Margin

15.2% +310 bps

Performance Highlights

- Excluding Digital Insight, order growth of 14% driven by North America and Europe, small & mid-sized banks, software and Branch Transformation
- Backlog up 17%, due to significant growth in software-related revenue
- Increased operating margin driven by a higher mix of software-related revenue
- Excluding Digital Insight, Q2 core revenue up 4% y/y and operating margin up 140 bps
- Software-related revenue up 106%; up 28% excluding Digital Insight

Key Developments

- Balanced performance globally; Customers added in Americas and Europe (including Russia)
- Strong revenue and order growth in North America
- Branch Transformation solutions generated strong results
    - Branch Transformation y/y orders and revenues up 78% and 46%, respectively
    - 19 new Interactive Services customers; customer wins globally
    - Introduced NCR Interactive Banker: tablet-based teller software synced to advanced kiosks
- Multi-channel banking solutions deployed globally
- Digital Insight winning industry recognition and customers
    - Received 2014 Confirmit ACE Award for its long-term commitment to overall customer satisfaction
    - Continued to cross-sell Digital Insight customers

8

9 UPDATE: DIGITAL INSIGHT ACQUISITION Creates one of the most powerful FinTech companies with the most comprehensive suite of retail banking solutions ▪ Uniquely positions NCR software within the FinTech industry with an end-to-end technology platform for seamless banking services across both physical and digital channels  ▪ Demonstrates commitment to be the global leader in omni-channel retail banking transformation enabling effortless transactions across multiple touch points ▪ Positions NCR for long-term growth, greater recurring revenue, accelerated margin expansion and earnings appreciation ▪ Expect to be slightly accretive to non-GAAP diluted EPS for FY2014 and ~$0.15 accretive for FY2015 ▪ Closed transaction on Jan. 10; Integration progressing well ▪ Q2 revenue of $87M and operating income of $27M, in-line with expectations ▪ Customers continue to see value of NCR's omni-channel solutions ▪ Renewals of existing customer base up ~25% y/y ▪ ATM cross-sell program ahead of plan ▪ NCR-owned data center installed; Transition customer and applications from mid-2014 through early 2015 ▪ 73% y/y increase in mobile active user rates ▪ 5.7M total mobile users vs. 3.3M last year Key Acquisition objective Progress update

RETAIL SOLUTIONS

Q2 2014 Update



Financial Highlights

Revenue

$503M ↓ -2% y/y

Operating Income

$48M ↓ -2% y/y

Operating Margin

9.5% Flat y/y

Performance Highlights

- Orders up 11% driven by Europe and AMEA offset by challenges in North America
- Backlog up 32%; Rollout of large orders pushing revenue to end of year & 2015
- Q2 revenue and operating income as expected
- Operating margin improved 220 basis points over Q1 2014
- Software-related revenue up 14%; SaaS revenue up 8%

Key Developments

- Strong revenue and order growth in Europe
- Despite weak North American retail market, continue to maintain strong position
- Customer demand for NCR Retail Solutions, inclusive of Retalix, is strong
  - Recent media stories concerning Target are being reported inaccurately
- NCR maintains self-checkout leadership
  - RBR ranks NCR #1 in self-checkout technology with 71% global ship share
- Customer wins for both point of sale and self-checkout solutions
- Expanding retail presence in China
  - Established new business partner, Shanghai Anmao; Already winning business
  - New self-checkout pilot at Rainbow Department Stores, one of the Top 100 Chain Retailers in China

10

11 ▪ Revenue growth across Americas and Europe ▪ Operating margin lower y/y due to a large software transaction in Q2 2013 ▪ Operating margin improved 540 basis points over Q1 2014 ▪ Software-related revenue down 4% ▪ SaaS revenue up 16% ▪ SaaS application sites up 16% y/y Financial Highlights Revenue $170M Operating Income $23M +8% y/y -15% y/y HOSPITALITY Q2 2014 Update Performance Highlights Operating Margin 13.5% -360 bps Key Developments ▪ Expanding presence in key international markets ▪ New customers in Mexico, Australia and New Zealand ▪ Further penetration into North America SMB market ▪ 19% revenue growth y/y ▪ Broad-based customer wins span multiple customer segments and technologies ▪ Launched NCR Silver Pro, a cloud-based POS solution for North American small restaurants; Demonstrates leverage of innovative offerings across different Lines of Business

EMERGING INDUSTRIES

Q2 2014 Update





Financial Highlights

Revenue

$85M ⇧ +6% y/y

Operating Income

$2M ⇩ -$9M y/y

Operating Margin

2.4% ⇩ vs. 13.8% Q2 2013

Performance Highlights

- Telecom & Technology revenue up 22%
- Travel revenue down, minimal impact given size
- Small Business tracking to business plan; gaining momentum
- Operating income negatively impacted by onboarding costs related to managed services contracts and continued investment in Small Business

Key Developments

Telecom & Technology

- Global field services and support agreement with CradlePoint
- Maintenance and deployment services agreement with Easynet, the largest independent network and hosting integrator in Europe

Travel

- Powering air travel innovation worldwide
    - Extended customer self-service check-in capabilities at Dubai International Airport
    - Delivered a record 11M mobile airline boarding passes in June 2014, up 200% y/y

Small Business

- Increased adoption of NCR Silver; Customer base up 32% over Q1 2014 and 276% y/y

NCR

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13 Q2 2014 SUMMARY • Q2 as expected; Strong software/SaaS growth, both with Digital Insight and organically • Financial Services continues to execute well, both strategically and tactically • Strong branch transformation and software growth • Orders/ backlog up solidly; both volume and mix • Continued strong performance from Digital Insight; positive feedback from customers • Retail Solutions results as expected • Orders/backlog up significantly but slower conversion expected into 2015 • US market conditions remain under pressure, however maintaining share; rest-of-world continues to be solid • Progress in Hospitality • Margin expansion vs. Q1 2014 was a good sign; tough Y/Y compare • Continued significant growth in core Radiant, vs. legacy NCR Hospitality accounts • Good Y/Y improvement in FCF generation; Y/Y linearity improved, continued focus • Restructuring will strategically reallocate resources to highest growth, highest margin opportunities and deliver run-rate savings reaching ~$90M by 2016 • Revenue and non-GAAP guidance reaffirmed for full-year 2014

14 FINANCIAL PERFORMANCE & GUIDANCE July 29, 2014

15 Revenue $1,658 $1,535 8% (1) / 9%(2) Operational Gross Margin 498 443 12% Operational Gross Margin Rate 30.0% 28.9% Expenses (non-GAAP) 288 261 10% % of Revenue 17.4% 17.0% NPOI 210 182 15% % of Revenue 12.7% 11.9% Non-GAAP Diluted EPS $0.68 $0.68 —% Q2 OPERATIONAL RESULTS 2014 2013 % Change (1) As reported. (2) On a constant currency basis. $ millions, except per share amounts For the three months ended June 30

16 Revenue $1,658 $1,535 8% Gross Margin 480 426 13% Gross Margin Rate 29.0% 27.8% Expenses 311 287 8% % of Revenue 18.8% 18.7% Income from Operations 169 139 22% % of Revenue 10.2% 9.1% GAAP Diluted EPS $0.53 $0.51 4% Q2 GAAP RESULTS $ millions, except per share amounts 2014 2013 % Change For the three months ended June 30

17 Q2 REVENUE BY SEGMENT Financial Services $900 $782 15% 16 % Excluding Digital Insight $813 4% 5 % Retail Solutions 503 515 (2)% (2)% Hospitality 170 158 8% 8 % Emerging Industries 85 80 6% 6 % Total Revenue $1,658 $1,535 8% 9 % Excluding Digital Insight* $1,571 2% 3% 2014 2013 % Change % Change (Constant Currency) $ millions For the three months ended June 30

18 Q2 OPERATING INCOME BY SEGMENT For the three months ended June 30 2014 2013 Financial Services $137 $95 % of Financial Services Revenue 15.2% 12.1% Retail Solutions 48 49 % of Solutions Revenue 9.5% 9.5% Hospitality 23 27 % of Hospitality Revenue 13.5% 17.1% Emerging Industries 2 11 % of Emerging Industries Revenue 2.4% 13.8% NPOI $210 $182 % of Total Revenue 12.7% 11.9% $ millions

19 Q2 SUPPLEMENTAL REVENUE INFORMATION SaaS $125 $36 247 % Software License and Software Maintenance 172 154 12 % Professional Services 149 124 20 % Total Software-Related Revenue 446 314 42 % Hardware 637 664 (4)% Other Services 575 557 3 % Total Revenue $1,658 $1,535 8% 2014 2013 % Change $ millions For the three months ended June 30

20 FREE CASH FLOW Q2 2014 Q2 2013 FY 2014e FY 2013 Cash Provided by Operating Activities $80 ($32) $519 - $549 $281 Net capital expenditures (73) (44) (250) - (260) (226) Cash Provided by (Used In) Discontinued Operations (22) (25) (45) - (55) (52) Pension discretionary contributions and settlements 18 80 46 204 Free Cash Flow (Used) (1) $3 ($21) ~$250 - $300 $207 (1) FY 2014e free cash flow revised for the estimated cash impact of ~$50 million related to the recently announced restructuring plan. $ millions

21 FREE CASH FLOW GENERATION 2014e 2013 Free Cash Flow (FCF) (1) ~$250 - $300 $207 plus: Pension 50 79 plus: Discontinued Ops 45-55 52 plus: Acquisition-relatedcosts 25-35 43 plus: Restructuring plan 50 — Adjusted FCF ~$420 - $490 $381 Adjusted FCF as a % of non-GAAP net income ~85% 80% $ millions, except metrics (1) FY 2014e free cash flow revised for the estimated cash impact of ~$50 million related to the recently announced restructuring plan.

22 NET DEBT & EBITDA METRICS 2013 Q1 2014 Q2 2014 Debt $3.4 $3.9 $3.9 Cash 0.5 0.5 0.5 Net Debt $2.9 $3.4 $3.4 Adjusted EBITDA $0.9 $0.9 (1) $1.0 (1) Net Debt / Adjusted EBITDA 3.2x 3.7x 3.4x $ in billions, except metrics (1) Adjusted EBITDA for the trailing twelve-month period. Goal of reducing Net Debt / Adjusted EBITDA to ~3.0x by the end of 2014

23 2014e 2013 Revenue $6,750 - $6,850 (1) $6,123 Year-over-Year Revenue Growth 10% - 12% (1) 7% Income from Operations (GAAP)(2) (4) $580 - $600 $666 Non-Pension Operating Income (NPOI) $900 - $920 $717 Adjusted EBITDA $1,085 - $1,105 $886 Diluted EPS (GAAP)(2) (4) $1.75 - $1.85 $2.67 Non-GAAP Diluted EPS(3) $3.00 - $3.10 $2.81 Free Cash Flow (4) $250 - $300 $207 FY 2014 GUIDANCE $ in millions, except per share amounts (1) Includes 1% of unfavorable foreign currency fluctuations (2) Income from operations and diluted earnings per share guidance excludes the impact of the actuarial mark to market pension adjustment that will be determined in the fourth quarter of 2014. (3) 2014 guidance includes expected other expense (income), net (OIE) of $200M, which incorporates $185M of interest expense, a 26% tax rate and a share count of 172M. 2013 results include OIE of $112M,which incorporates $103M of interest expense, a 22% tax rate and a share count of 169M. (4) Revised to reflect the estimated pre-tax charge of $150 million, or $0.61 per diluted share, and the estimated cash impact of ~$50 million related to the recently announced restructuring plan.

24 2014 SEGMENT REVENUE GUIDANCE Line of Business 2014e FY 2013 Financial Services 15-17% $3,115 Financial Services excluding Digital Insight 4-5% Retail 3-5% $2,034 Hospitality 8-10% $626 Emerging Industries 10-14% $348 Total 10-12% $6,123 $ in millions

25 Q3 2014 GUIDANCE Q3 2014e Q3 2013 Income from Operations (GAAP) (1) $50 - $60 $145 Non-Pension Operating Income (Non-GAAP) $215 - $225 $185 Tax rate 28% 18% Other expense ~$50 $26 $ millions (1) Q3 2014e income from operations reflects the estimated pre-tax charge of $125 million related to the recently announced restructuring plan.

26 Improve Free Cash Flow generation and working capital Further expand software/SaaS and services contribution and improve margin profile Use strong, growing NPOI to de-lever the balance sheet Implement next stage of cost reduction initiatives and complete final stages of pension strategy Continue steady execution, commitment to innovation, and deliver differentiation and value to customers 2014 Goals Execute against megatrends informing our businesses Position lines of business to grow faster than overall markets

SUPPLEMENTARY NON-GAAP MATERIALS

28 NON-GAAP MEASURES While NCR reports its results in accordance with generally accepted accounting principles (GAAP) in the United States, comments made during this conference call and in these materials will include non-GAAP measures. These measures are included to provide additional useful information regarding NCR's financial results, and are not a substitute for their comparable GAAP measures. NPOI, Non-GAAP Diluted EPS, Operational Gross Margin, Operational Gross Margin Rate, Expenses (non-GAAP), Effective Tax Rate and Non-GAAP Net Income. NCR's non-pension operating income (NPOI), non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted EPS) are determined by excluding pension expense and special items, including amortization of acquisition related intangibles, from NCR's GAAP income (loss) from operations. NCR also determines operational gross margin, operational gross margin rate, expenses (non-GAAP) and effective tax rate (non-GAAP) by excluding pension expense and these special items from its GAAP gross margin, gross margin rate, expenses and effective tax rate. Due to the significant change in its pension expense from year to year and the non-operational nature of pension expense and these special items, NCR's management uses these non-GAAP measures to evaluate year-over-year operating performance. NCR also uses NPOI and non-GAAP diluted EPS to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results. Free Cash Flow and Adjusted Free Cash Flow. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and settlements. NCR defines adjusted free cash flow as free cash flow plus required pension contributions, cash provided by/used in discontinued operations, and cash flow impact of special items. NCR's management uses free cash flow and adjusted free cash flow to assess the financial performance of the Company and believes they are useful for investors because they relate the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow and adjusted free cash flow indicate the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow and adjusted free cash flow do not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measures. Free cash flow (FCF) and adjusted free cash flow (adjusted FCF) do not have uniform definitions under GAAP and, therefore, NCR's definitions may differ from other companies' definitions of these measures.

29 NON-GAAP MEASURES Adjusted EBITDA. NCR believes that Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) provides useful information to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments. NCR determines Adjusted EBITDA for a given period based on its GAAP income (loss) from continuing operations plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus other income (expense); plus pension expense (benefit); and plus special items included in the definition of NPOI. NCR believes that its ratio of net debt to Adjusted EBITDA provides useful information to investors because it is an indicator of the company's ability to meet its future financial obligations. Revenue Growth on a Constant Currency Basis. NCR's period-over-period revenue growth on a constant currency basis excludes the effects of foreign currency translation. Due to the variability of foreign exchange rates from period to period, NCR's management uses revenue growth on a constant currency basis to evaluate period-over-period operating performance. Revenue growth on a constant currency basis is calculated by translating prior period revenue at current period monthly average exchange rates. NCR management's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non- GAAP measures are reconciled to their corresponding GAAP measures in the following slides and elsewhere in these materials. These reconciliations and other information regarding these non-GAAP measures are also available on the Investor Relations page of NCR's website at www.ncr.com.

30 Income from Operations (GAAP) to Non-Pension Operating Income (non-GAAP) and Adjusted EBITDA (non-GAAP) in millions Q2 2014 LTM Q1 2014 LTM FY 2013 FY 2014e Q3 2014e Income from Operations (GAAP) $719 $689 $666 $580 - $600 $50 - $60 Pension Expense (Benefit) (93) (86) (78) 8 3 Restructuring Plan — — — 150 125 Acquisition-Related Amortization of Intangibles 94 81 65 121 30 Acquisition-Related Costs 36 44 46 33 6 Acquisition-Related Purchase Price Adjustment 11 12 15 6 1 OFAC and FCPA Investigations(1) 4 3 3 2 — Non-Pension Operating Income (non- GAAP) $771 $743 $717 $900 - $920 $215 - $225 Depreciation and Amortization 159 149 143 155 Ongoing Pension Expense (11) (12) (15) (10) Stock Compensation Expense 38 41 41 40 Adjusted EBITDA $957 $921 $886 $1,085 -$1,105 GAAP TO NON-GAAP RECONCILIATION (1) Estimated expenses for 2014 will be affected by, among other things, the status and progress of these matters.  There can be no assurance that the Company will not be subject to fines or other remedial measures as a result of OFAC's, the SEC's or the DOJ's investigations.

GAAP TO NON-GAAP RECONCILIATION

Q2 2014 QTD

in millions (except per share amounts)	Q2 QTD 2014 GAAP	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q2 QTD 2014 non-GAAP
Product revenue	$722	$—	$—	$—	$—	$—	$722
Service revenue	936	—	—	—	—	—	936
Total revenue	1,658	—	—	—	—	—	1,658
Cost of products	531	(10)	—	(1)	—	—	520
Cost of services	647	(6)	—	(1)	—	—	640
Gross margin	480	16	—	2	—	—	498
Gross margin rate	29.0%	1.0%	—%	0.1%	—%	—%	30.0%
Selling, general and administrative expenses	247	(14)	(6)	—	(1)	(1)	225
Research and development expenses	64	—	—	—	—	(1)	63
Total expenses	311	(14)	(6)	—	(1)	(2)	288
Total expense as a % of revenue	18.8%	(0.8)%	(0.4)%	—%	(0.1)%	(0.1)%	17.4%
Income (loss) from operations	169	30	6	2	1	2	210
Income (loss) from operations as a % of revenue	10.2%	1.8%	0.4%	0.1%	0.1%	0.1%	12.7%
Interest and Other (expense) income, net	(49)	—	—	—	—	—	(49)
Income (loss) from continuing operations before income taxes	120	30	6	2	1	2	161
Income tax expense (benefit)	29	10	1	—	1	2	43
Effective tax rate	24%						27%
Income (loss) from continuing operations	91	20	5	2	—	—	118
Net income (loss) attributable to noncontrolling interests	1	—	—	—	—	—	1
Income (loss) from continuing operations (attributable to NCR)	$90	$20	$5	$2	$—	$—	$117
Diluted earnings per share	$0.53	$0.11	$0.03	$0.01	$—	$—	$0.68

NCR

31

GAAP TO NON-GAAP RECONCILIATION

Q2 2013 QTD

in millions (except per share amounts)	Q2 QTD 2013 GAAP	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q2 QTD 2013 non-GAAP
Product revenue	$743	—	—	—	—	—	$743
Service revenue	792	—	—	—	—	—	792
Total revenue	**1,535**	—	—	—	—	—	**1,535**
Cost of products	550	(9)	—	—	—	—	541
Cost of services	559	—	—	(3)	—	(5)	551
Gross margin	426	9	—	3	—	5	443
Gross margin rate	***27.8%***	*0.6%*	*—%*	*0.2%*	*—%*	*0.3%*	***28.9%***
Selling, general and administrative expenses	232	(8)	(14)	—	—	(3)	207
Research and development expenses	55	—	—	—	—	(1)	54
Total expenses	287	(8)	(14)	—	—	(4)	261
Total expense as a % of revenue	***18.7%***	*(0.5)%*	*(0.9)%*	*—%*	*—%*	*(0.3)%*	***17.0%***
Income (loss) from operations	**139**	17	14	3	—	9	**182**
Income (loss) from operations as a % of revenue	***9.1%***	*1.1%*	*0.9%*	*0.2%*	*—%*	*0.6%*	***11.9%***
Interest and Other (expense) income, net	(29)	—	—	—	—	—	(29)
Income (loss) from continuing operations before income taxes	110	17	14	3	—	9	153
Income tax expense (benefit)	23	6	4	1	—	4	38
Effective tax rate	***21%***						***25%***
Income (loss) from continuing operations	87	11	10	2	—	5	115
Net income (loss) attributable to noncontrolling interests	1	—	—	—	—	—	1
Income (loss) from continuing operations (attributable to NCR)	$86	$11	$10	$2	$—	$5	$114
Diluted earnings per share	**$0.51**	$0.07	$0.06	$0.01	$—	$0.03	**$0.68**

NCR

32

GAAP TO NON-GAAP RECONCILIATION

Q2 2014 YTD

in millions (except per share amounts)	Q2 YTD 2014 GAAP	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q2 YTD 2014 non-GAAP
Product revenue	$1,356	—	—	—	—	—	$1,356
Service revenue	1,820	—	—	—	—	—	1,820
Total revenue	3,176	—	—	—	—	—	3,176
Cost of products	1,007	(20)	—	(3)	—	—	984
Cost of services	1,273	(12)	—	(2)	—	1	1,260
Gross margin	896	32	—	5	—	(1)	932
Gross margin rate	*28.2%*	*1%*	*—%*	*0.2%*	*—%*	*—%*	*29.3%*
Selling, general and administrative expenses	492	(28)	(20)	—	(2)	(1)	441
Research and development expenses	127	—	—	—	—	(1)	126
Total expenses	619	(28)	(20)	—	(2)	(2)	567
Total expense as a % of revenue	*19.5%*	*(0.9)%*	*(0.6)%*	*—%*	*(0.1)%*	*(0.1)%*	*17.9%*
Income (loss) from operations	277	60	20	5	2	1	365
Income (loss) from operations as a % of revenue	*8.7%*	*1.9%*	*0.6%*	*0.2%*	*0.1%*	*—%*	*11.5%*
Interest and Other (expense) income, net	(99)	—	—	—	—	—	(99)
Income (loss) from continuing operations before income taxes	178	60	20	5	2	1	266
Income tax expense (benefit)	33	20	5	1	1	1	61
Effective tax rate	*19%*						*23%*
Income (loss) from continuing operations	145	40	15	4	1	—	205
Net income (loss) attributable to noncontrolling interests	2	—	—	—	—	—	2
Income (loss) from continuing operations (attributable to NCR)	$143	$40	$15	$4	$1	$—	$203
Diluted earnings per share	$0.84	$0.23	$0.09	$0.02	$0.01	$—	$1.19

NCR

33

GAAP TO NON-GAAP RECONCILIATION

Q2 2013 YTD

in millions (except per share amounts)	Q2 YTD 2013 GAAP	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q2 YTD 2013 non-GAAP
Product revenue	$1,410	—	—	—	—	—	$1,410
Service revenue	1,535	—	—	—	—	—	1,535
Total revenue	**2,945**	—	—	—	—	—	**2,945**
Cost of products	1,053	(17)	—	—	—	—	1,036
Cost of services	1,097	—	—	(9)	—	(9)	1,079
Gross margin	795	17	—	9	—	9	830
Gross margin rate	***27.0%***	*0.6%*	*—%*	*0.3%*	*—%*	*0.3%*	***28.2%***
Selling, general and administrative expenses	461	(14)	(30)	—	(1)	(5)	411
Research and development expenses	110	—	—	—	—	(2)	108
Total expenses	571	(14)	(30)	—	(1)	(7)	519
Total expense as a % of revenue	***19.4%***	*(0.5)%*	*(1.0)%*	*—%*	*—%*	*(0.3)%*	***17.6%***
Income (loss) from operations	**224**	31	30	9	1	16	**311**
Income (loss) from operations as a % of revenue	***7.6%***	*1.1%*	*1.1%*	*0.3%*	*—%*	*0.5%*	***10.6%***
Interest and Other (expense) income, net	(48)	—	—	—	—	—	(48)
Income (loss) from continuing operations before income taxes	176	31	30	9	1	16	263
Income tax expense (benefit)	25	11	10	3	—	7	56
Effective tax rate	***14%***						***21%***
Income (loss) from continuing operations	151	20	20	6	1	9	207
Net income (loss) attributable to noncontrolling interests	3	—	—	—	—	—	3
Income (loss) from continuing operations (attributable to NCR)	$148	$20	$20	$6	$1	$9	$204
Diluted earnings per share	**$0.88**	$0.12	$0.12	$0.03	$0.01	$0.05	**$1.21**

NCR

34

GAAP TO NON-GAAP RECONCILIATION

Q3 2013 QTD

in millions (except per share amounts)	Q3 QTD 2013 GAAP	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q3 QTD 2013 non-GAAP
Product revenue	$701	—	—	—	—	—	$701
Service revenue	807	—	—	—	—	—	807
Total revenue	1,508	—	—	—	—	—	1,508
Cost of products	524	(10)	—	—	—	—	514
Cost of services	569	—	—	(3)	—	(3)	563
Gross margin	415	10	—	3	—	3	431
Gross margin rate	27.5%	0.7%	—%	0.2%	—%	0.2%	28.6%
Selling, general and administrative expenses	217	(7)	(14)	—	(1)	(1)	194
Research and development expenses	53	—	—	—	—	(1)	52
Total expenses	270	(7)	(14)	—	(1)	(2)	246
Total expense as a % of revenue	17.9%	(0.5)%	(0.9)%	—%	(0.1)%	(0.1)%	16.3%
Income (loss) from operations	145	17	14	3	1	5	185
Income (loss) from operations as a % of revenue	9.6%	1.1%	1.0%	0.2%	0.1%	0.3%	12.3%
Interest and Other (expense) income, net	(26)	—	—	—	—	—	(26)
Income (loss) from continuing operations before income taxes	119	17	14	3	1	5	159
Income tax expense (benefit)	19	1	4	1	1	2	28
Effective tax rate	16%						18%
Income (loss) from continuing operations	100	16	10	2	—	3	131
Net income (loss) attributable to noncontrolling interests	2	—	—	—	—	—	2
Income (loss) from continuing operations (attributable to NCR)	$98	$16	$10	$2	$—	$3	$129
Diluted earnings per share	$0.58	$0.09	$0.06	$0.01	$—	$0.02	$0.76

NCR

35

GAAP TO NON-GAAP RECONCILIATION

Q4 2013 YTD

in millions (except per share amounts)	Q4 YTD 2013 GAAP	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Japan valuation reserve release	Pension (expense) benefit	Q4 YTD 2013 non-GAAP
Product revenue	$2,912	—	—	—	—	—	—	$2,912
Service revenue	3,211	—	—	—	—	—	—	3,211
Total revenue	6,123	—	—	—	—	—	—	6,123
Cost of products	2,152	(36)	—	(1)	—	—	2	2,117
Cost of services	2,231	—	—	(14)	—	—	44	2,261
Gross margin	1,740	36	—	15	—	—	(46)	1,745
Gross margin rate	28.4%	0.6%	—%	0.2%	—%	—%	-0.7%	28.5%
Selling, general and administrative expenses	871	(29)	(46)	—	(3)	—	22	815
Research and development expenses	203	—	—	—	—	—	10	213
Total expenses	1,074	(29)	(46)	—	(3)	—	32	1,028
Total expense as a % of revenue	17.5%	(0.5)%	(0.7)%	—%	—%	—%	0.5%	16.8%
Income (loss) from operations	666	65	46	15	3	—	(78)	717
Income (loss) from operations as a % of revenue	10.9%	1.1%	0.8%	0.2%	—%	—%	-1.3%	11.7%
Interest and Other (expense) income, net	(112)	—	6	—	—	—	—	(106)
Income (loss) from continuing operations before income taxes	554	65	52	15	3	—	(78)	611
Income tax expense (benefit)	98	17	16	5	1	15	(20)	132
Effective tax rate	18%							22%
Income (loss) from continuing operations	456	48	36	10	2	(15)	(58)	479
Net income (loss) attributable to noncontrolling interests	4	—	—	—	—	—	—	4
Income (loss) from continuing operations (attributable to NCR)	$452	$48	$36	$10	$2	($15)	($58)	$475
Diluted earnings per share	$2.67	$0.29	$0.21	$0.06	$0.01	($0.09)	($0.34)	$2.81

36

37 GAAP TO NON-GAAP RECONCILIATION FY 2014e Diluted EPS (GAAP) $1.75 - $1.85 Pension Expense (Benefit) 0.03 Restructuring Plan 0.61 Acquisition-Related Costs 0.11 Acquisition-Related Amortization of Intangibles 0.47 Acquisition-Related Purchase Price Adjustment 0.02 OFAC and FCPA Investigations(1) 0.01 Non-GAAP Diluted EPS $3.00 - $3.10 Diluted Earnings per Share (GAAP) to Non-GAAP Diluted Earnings per Share (non-GAAP) (1) Estimated expenses for 2014 will be affected by, among other things, the status and progress of these matters.  There can be no assurance that the Company will not be subject to fines or other remedial measures as a result of OFAC's, the SEC's or the DOJ's investigations.

38 GAAP TO NON-GAAP RECONCILIATIONS FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 Gross Margin as a % of Revenue (GAAP) 22% 22.9% 18.0% 28.7% 28.4% Pension expense (benefit) (0.5)% 0.6% 6.8% (2.2)% (0.7)% Impairment of assets related to an equity investment 0.5% - - - - Acquisition-related purchase price adjustments - - - - 0.2% Acquisition-related amortization of intangibles - - 0.1% 0.3% 0.6% Operational Gross Margin Rate (non- GAAP) 22.0% 23.5% 24.9% 26.8% 28.5% Gross Margin as a % of Revenue (GAAP) to Operational Gross Margin Rate (non-GAAP)

39 GAAP TO NON-GAAP RECONCILIATIONS Revenue Growth % (GAAP) to Revenue Growth % on a Constant Currency Basis (non-GAAP) Q2 2014 Revenue Growth % (GAAP) 8% Unfavorable foreign currency fluctuation impact 1% Revenue Growth % on a Constant Currency Basis (non-GAAP) 9%

40